Exhibit 3.82

ARTICLES OF ORGANIZATION

OF

WIND RIVER MATERIALS, LLC

THE UNDERSIGNED, as an organizer of the above-named limited liability company, and acting pursuant to Section 17-29-201 the Wyoming Limited Liability Company Act (the “Act”), hereby submits to the Wyoming Secretary of State the following Articles of Organization in formation of a limited liability company:

ARTICLE I

COMPANY NAME

The name of this limited liability company is Wind River Materials, LLC.

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of this company’s initial registered office and the name of its original registered agent at this address is:

Monica Hunzie

120 East Elk Street

Kemmerer, WY 83101

ARTICLE III

PRINCIPAL OFFICE

The principal office of the Company shall be located at 120 E. Elk Street, Kemmerer, WY 83101. The mailing address of the Company shall be the address of the principal office. The location of the Company’s principal place of business may be changed by the Managers from time to time in accordance with the then applicable provisions of the Act and any other applicable laws.

ARTICLE III

MANAGER

The company will be managed by a manager or managers, as provided in an Operating Agreement to be executed by the members. Management is not reserved to the members. The initial managers are Jason T. Kilgore and Richard J. Barrett, who will serve as managers until the first meeting of members and until his successor is elected and qualified.

ARTICLE IV

OPERATING AGREEMENT

The members of the company have the right to enter into an Operating Agreement to regulate and manage the affairs of the company in any manner not inconsistent with the Act or these articles. The power to adopt, alter, amend or repeal the Operating Agreement is vested in the members.

DATED this 20th day of October, 2010

ORGANIZER:

/s/ Graden P. Jackson
Graden P. Jackson

CONSENT TO APPOINTMENT

I, Monica Hunzie, having a registered office located at 120 East Elk Street, Kemmerer, WY 83101, hereby voluntarily consent to serve as the registered agent for Wind River Materials, LLC and certify that I am in compliance with the requirements of Section 17-28-101 through 111 of the Wyoming Limited Liability Company Act.

REGISTERED AGENT:

/s/Monica Hunzie	Date: 10-12-10
Monica Hunzie

2

FIRST AMENDMENT

TO

ARTICLES OF ORGANIZATION

OF

WIND RIVER MATERIALS, LLC

THE UNDERSIGNED, being an authorized person of the above-named limited liability company (the “Company”), and acting pursuant to Section 17-29-202 and 17-29-203 of the Wyoming Limited Liability Company Act (the “Act”), hereby submits to the Wyoming Secretary of State the following First Amendment to the Articles of Organization of Wind River Materials, LLC:

I. NAME OF THE COMPANY

The name of this limited liability company is Wind River Materials, LLC.

II. DATE OF FILING ARTICLES OF ORGANIZATION

The date on which the Company filed its initial Articles of Organization with the Wyoming Secretary of State was November 4, 2010.

III. TEXT OF AMENDMENT TO ARTICLES OF ORGANIZATION

Article III of the Articles of Organization of the Company is amended to read:

ARTICLE III

MANAGER

The company will be managed by a manager or managers, as provided in an Operating Agreement to be executed by the members. Management is not reserved to the members. The initial managers are M. Shane Evans, Jason T. Kilgore, and Richard J. Barrett, who will serve as managers until the first meeting of members and until their successors are elected and qualified.

DATED this 28 day of January        , 2011.

AUTHORIZED PERSON:

/s/ Richard J. Barrett
Richard J. Barrett, Manager, Wind
River Materials, LLC

ARTICLE III

MANAGER

The company will be managed by a manager or managers, as provided in an Operating Agreement to be executed by the members. Management is not reserved to the members. The initial managers are Jason T. Kilgore and Richard J. Barrett, who will serve as managers until the first meeting of members and until their successors are elected and qualified.

ARTICLE IV

OPERATING AGREEMENT

The members of the Company have the right to enter into an Operating Agreement to regulate and manage the affairs of the company in any manner not inconsistent with the Act or these articles. The power to adopt, alter, amend or repeal the Operating Agreement is vested in the members.

DATED this 20 day of October        , 2010.

ORGANIZER

/s/ Graden P. Jackson
Graden P. Jackson

CONSENT TO APPOINTMENT

I, Monica Hunzie, having a registered office located at 120 East Elk Street, Kemmeter, WY 80103, hereby voluntarily consent to serve as registered agent for Wind River materials, LLC and certify that I am in compliance with the requirements of Section 17-28-101 through 111 of the Wyoming Limited Liability Company Act.

REGISTERED AGENT:

/s/ Monica Hunzie	Date:	10-12-10
Monica Hunzie

SECOND AMENDMENT

TO

ARTICLES OF ORGANIZATION

OF

WIND RIVER MATERIALS, LLC

THE UNDERSIGNED, being an authorized person of the above-named limited liability company (the “Company”), and acting pursuant to Section 17-29-202 and 17-29-203 of the Wyoming Limited Liability Company Act (the “Act”), hereby submits to the Wyoming Secretary of State the following Second Amendment to the Articles of Organization of Wind River Materials, LLC:

I. NAME OF THE COMPANY

The name of this limited liability company is Wind River Materials, LLC.

II. DATE OF FILING ARTICLES OF ORGANIZATION

The date on which the Company filed its initial Articles of Organization with the Wyoming Secretary of State was November 4, 2010. A First Amendment to the Articles of Organization was subsequently filed with the Wyoming Secretary of State on February 15, 2011.

III. TEXT OF AMENDMENT TO ARTICLES OF ORGANIZATION

Article III of the Articles of Organization of the Company is amended to read:

ARTICLE III

MANAGER

The company will be managed by a manager or managers, as provided in an Operating Agreement to be executed by the members. Management is not reserved to the members. The initial managers are M. Shane Evans, Jason T. Kilgore, I. Brian Hall, and Richard J. Barrett, who will serve as managers until the first meeting of members and until their successors are elected and qualified.

DATED this 11th day of April        , 2011.

AUTHORIZED PERSON:

Kilgore Companies, LLC, as

Sole Member of Wind River Materials, LLC

By:	/s/ Jason T. Kilgore
Its:	President